SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             April 5, 2002

HERSHEY FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-183 (Commission File Number)	23-0691590 (I.R.S. Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania (Address of principal executive offices)	17033 (Zip Code)

Registrant’s telephone number, including area code: (717) 534-6799 Page 1 of 2 Pages

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events and Regulation FD Disclosure

     The Audit Committee of the Board of Directors of Hershey Foods Corporation has requested proposals from selected audit firms to become Hershey Foods Corporation’s auditor. The Audit Committee will consider the proposals and review the appointment of Arthur Andersen LLP as auditor for 2002 in the next 4 to 6 weeks.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 5, 2002

HERSHEY FOODS CORPORATION
By:	/s/ Frank Cerminara —————————————— Frank Cerminara Senior Vice President, Chief Financial Officer

Page 2 of 2 Pages